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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
of Ceridian Corporation:

We have issued our reports dated November 11, 1998, accompanying the consolidated financial statements and schedule included in the Annual Report of ABR Information Services, Inc. on Form 10-K for the year ended July 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Ceridian Corporation on Form S-8 on File Nos. 33-49601, 33-61551, 33-34035, 2-97570, 33-56833, 33-54379, 33-56325, 33-62319,
33-64913, 333-01793, 333-01887, 333-03661, 333-28069, 333-58143, 333-58145,
333-66643, 333-50757 and 333-83455.

/s/ GRANT THORNTON LLP

Tampa, Florida
August 17, 1999

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